UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2016 (June 2, 2016)

Mitcham Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 936-291-2277

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2016, Mitcham Industries, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), providing for the offer and sale in an underwritten public offering of 320,000 shares of the Company’s 9.00% Series A Cumulative Preferred Stock (the “Preferred Stock”) to the Underwriter at a price of $25.00 per share less an underwriting discount of $1.375 (the “Preferred Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 48,000 shares on the same terms as the Preferred Stock to be sold by the Company. The dividend rate for the Preferred Stock will be 9.00% per annum of the $25.00 liquidation preference per share (equal to $2.25 per share per year).

The Company will receive net proceeds from the Preferred Offering of approximately $7.02 million (after deducting Underwriter’s discounts and structuring fees and the estimated expenses of the Preferred Offering) and intends to use all of the net proceeds to repay indebtedness under its $30.0 million revolving credit facility. The offering of the Preferred Stock to be sold pursuant to the Underwriting Agreement was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1 (File No. 333-208177) thereto that the Securities and Exchange Commission declared effective on June 2, 2016.

The Underwriter and its affiliates may from time to time in the future provide to us and our affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they would receive customary fees and commissions. In addition, Peter H. Blum, who serves as the Non-Executive Chairman of the Company’s Board of Directors, is also Co-Chief Executive Officer and Co-President of the Underwriter. From time to time the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

In the Underwriting Agreement, the Company agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2016, by and between Mitcham Industries, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the 9.00% Series A Cumulative Preferred Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITCHAM INDUSTRIES, INC.

By:	/s/ Robert P. Capps
Name:	Robert P. Capps
Title:	Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer

Date: June 8, 2016

EXHIBIT LIST

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 2, 2016, by and between Mitcham Industries, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the 9.00% Series A Cumulative Preferred Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

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